UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

FedNat Holding Company (the “Company”) has been advised that the Florida Department of Financial Services, Division of Rehabilitation and Liquidation, has filed a petition in the Leon County, Florida Circuit Court for the appointment of a receiver for FedNat Insurance Company (“FNIC”), the Company’s wholly owned insurance subsidiary that is currently in runoff. The request for appointment of a receiver is being made because of FNIC’s inability to accomplish a solvent runoff as had been previously approved by the Florida Office of Insurance Regulation.

The Company’s other operations, including FedNat Underwriters, Inc., its managing general agent, are not part of this receivership.

The receivership of FNIC will become an “Event of Default” under the indentures for the Company’s Senior Unsecured Notes due 2029 in the aggregate principal amount of $100,000,000 and Convertible Senior Unsecured Notes due 2026 in the aggregate principal amount of $21,000,000 (collectively, the “Notes”) if not discharged within 60 days. The Company is providing notice to The Bank of New York Mellon, the trustee for the Notes. The Company is in the process of engaging with the holders of the Notes and anticipates announcing a call with noteholders to occur as soon as practicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: September 22, 2022	By:	/s/ J. Gordon Jennings III

Name:	J. Gordon Jennings III
Title:	Interim Chief Financial Officer
(Principal Financial Officer)